Exhibit 10.1

SIERRA METALS INC.

(the “Corporation”)

TRANSLATION CERTIFICATE

I , Igor Gonzales, President and Chief Executive Officer of the Corporation, hereby certify that the attached translation in the English language of the “First Addendum to the Mid-Term Loan Contract” dated July 12, 2019 between the Corporation, Dia Bras Peru S.A.C. and Dia Bras Mexicana S.A. de C.V. (as Co-Obligors) AND Banco de Crédito Del Perú (as Lenders and as Administrative Agent and Agent of Guarantees), which was originally drafted and executed in the Spanish language, constitutes a reasonably accurate translation of said document within the meaning of Section 3.2 of National Instrument 51-102 - Continuous Disclosure Obligations.

DATED at Lima, Peru this 30th day of January, 2020.

SIERRA METALS INC.

By: “Igor Gonzales”

Name: Igor Gonzales
Title: President & Chief Executive Officer